    As filed with the Securities and Exchange Commission on January 16, 1998
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PLASMA-THERM, INC.
             (Exact name of Registrant as specified in its charter)

            Florida                                     04-2554632
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         10050 16th Street North, St. Petersburg, Florida         33716
             (Address of Principal Executive Offices)           (Zip Code)

                  PLASMA-THERM, INC. 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               RONALD S. DEFERRARI
                      President and Chief Executive Officer
                               Plasma-Therm, Inc.
             10050 16th Street North, St. Petersburg, Florida 33716;
                           Telephone: (813) 577-4999
                     (Name and Address of Agent For Service)

                                 (813) 577-4999
          (Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:
                             MARTIN A. TRABER, ESQ.
                                 Foley & Lardner
            100 North Tampa Street, Suite 2700, Tampa, Florida 33602,
                           Telephone: (813) 229-2300


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
          Title of                                           Proposed          Proposed
        Each Class of                                         Maximum          Maximum
         Securities                   Amount to be        Offering Price       Aggregate       Amount of
      to be Registered                Registered(1)          Per Share         Offering     Registration Fee
                                                                               Price(2)
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            1,500,000             $6.1875         $9,281,250          $2,738
============================================================================================================

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices of the Registrant's Common Stock on January 12, 1998, as reported on the Nasdaq National Market.

         The Registrant hereby incorporates by reference the contents of that certain Registration Statement on Form S-8, Commission File No. 033-60375.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference from Registration Statement on Form S-8, Commission File No. 033-60375.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Incorporated by reference from Registration Statement on Form S-8, Commission File No. 033-60375.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated by reference from Registration Statement on Form S-8, Commission File No. 033-60375.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER                        DESCRIPTION
         ------                        -----------

          4 Plasma-Therm, Inc. 1995 Stock Incentive Plan, as amended and restated (filed herewith)

          5 Opinion of Foley & Lardner as to the legality of the securities to be issued (filed herewith)

         23.1 Consent of Foley & Lardner (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference)

         23.2     Consent of Grant Thornton LLP (filed herewith)

         24.1     Power of Attorney (found in Part II on Page II-3)

ITEM 9.  UNDERTAKINGS.

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      II--1

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II--2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg and the State of Florida on this 16th day of January, 1998.

                                    PLASMA-THERM, INC.



                                    By: /s/ Ronald H. Deferrari
                                        --------------------------------------
                                        RONALD H. DEFERRARI
                                        Chairman of the Board, Chief Executive
                                        Officer, and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints RONALD H. DEFERRARI and RONALD S. DEFERRARI, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                   Signature                                Title                                   Date
                   ---------                                -----                                   ----
/s/ Ronald H. Deferrari                      Chairman of the Board, Chief                     January 16, 1998
------------------------------------         Executive Officer, and Treasurer
       Ronald H. Deferrari                   (Principal Executive Officer and
                                             Principal Financial and Accounting
                                             Officer), and Director

/s/ Ronald S. Deferrari                      President and Chief Operating Officer            January 16, 1998
------------------------------------
       Ronald S. Deferrari

/s/ Anastasios S. Gianoplus                  Director                                         January 16, 1998
------------------------------------
     Anastasios S. Gianoplus

                                             Director                                         January   , 1998
------------------------------------
       Richard T. Heglin

/s/ Lubek Jatrzebski                         Director                                         January 16, 1998
------------------------------------
        Lubek Jatrzebski


                                      II--3